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                                                                 EXHIBIT 10.18.2

                      CAPSTAR BROADCASTING PARTNERS, INC.

                             FIRST AMENDMENT TO THE
                       CAPSTAR BROADCASTING PARTNER, INC.
                             1996 STOCK OPTION PLAN


       THIS FIRST AMENDMENT TO THE CAPSTAR BROADCASTING PARTNERS, INC. 1996 STOCK OPTION PLAN (this "Amendment") is made and adopted by Capstar Broadcasting Partners, Inc., a Delaware corporation (the "Corporation"), effective as of February 20, 1997.

                                    RECITALS

       WHEREAS, on October 16, 1996 the stockholders of the Corporation approved, and the Corporation adopted, the Capstar Broadcasting Partners, Inc. 1996 Stock Option Plan (the "Plan"); and

       WHEREAS, the Board approved that the Chairman of the Board no longer be required, pursuant to the terms of the Plan, to serve as a member of the committee that is appointed by the Board to administer the Plan (the "Administration Amendment"); and

       WHEREAS, the Board of Directors of the Corporation (the "Board") approved and recommended to the stockholders of the Corporation an increase (the "Increase") in the number of shares of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), in respect of which stock options may be granted under the Plan by an additional 4,900,000 shares, such that the total number of shares of Common Stock in respect of which options may be granted under the Plan shall be 9,000,000 shares; and

       WHEREAS, on February 20, 1997, the stockholders of the Corporation approved the Increase and the Administration Amendment.

                                   AMENDMENT

       NOW, THEREFORE, the Plan is hereby amended to read as follows:

       1. Section 2. The third sentence of the first paragraph of Section 2 is hereby deleted in its entirety.

       2. Section 3. The first sentence of Section 3 is hereby amended to read, in its entirety, as follows:
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              "Subject to the adjustments provided in Section 10, the maximum aggregate number of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") in respect of which Options may be granted for all purposes under the Plan shall be 9,000,000 shares."

       Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

       IN WITNESS WHEREOF, the Corporation, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                           CAPSTAR BROADCASTING PARTNERS, INC.




                                           By:     /s/ R. STEVEN HICKS
                                                  ----------------------------
                                                  R. Steven Hicks
                                                  President and Chief Executive
                                                  Officer